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Carolina Power & Light Company
STATEMENTS  OF  CASH  FLOWS
(In thousands)                                                  Three Months Ended      Six Months Ended       Twelve Months Ended
                                                                    June 30                 June 30                 June 30
                                                                1994        1993        1994        1993        1994        1993
                                                                ----        ----        ----        ----        ----        ----
Operating Activities
  Net income............................................... $   58,215  $   69,984  $  147,039  $  163,982  $  329,553  $  380,235
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization..........................    128,763     116,258     252,404     229,187     483,311     439,635
    Harris Plant deferred costs............................      4,212       1,554       8,127       5,165       3,394       8,444
    Harris Plant disallowance - Power Agency ..............          -           -           -           -      20,645           -
    Deferred income taxes..................................      9,628       4,154         807      13,979      58,181      83,544
    Investment tax credit adjustments......................     (2,884)     (2,893)     (5,768)     (5,787)    (12,788)    (11,088)
    Allowance for equity funds used during construction....     (1,838)     (2,246)     (4,101)     (3,911)     (9,190)     (8,511)
    Deferred fuel cost (credit)............................     (5,964)     (1,917)     (8,215)     (3,174)     22,324     (44,849)
    Net increase in receivables, inventories
      and prepaid expenses.................................    (46,231)    (35,654)    (69,314)    (69,492)     (7,625)   (127,892)
    Net increase (decrease) in payables and accrued
      expenses.............................................    (33,956)     15,300     (26,799)    (35,543)    (53,269)     36,857
    Miscellaneous..........................................     (4,177)     19,070      12,528      38,538     (15,128)     (3,288)
                                                               -------     -------     -------     -------     -------     -------
     Net Cash Provided by Operating Activities.............    105,768     183,610     306,708     332,944     819,408     753,087
                                                               -------     -------     -------     -------     -------     -------
Investing Activities
  Gross property additions.................................    (55,628)    (61,857)   (127,941)   (143,468)   (325,596)   (295,845)
  Nuclear fuel additions...................................     (5,815)    (20,013)    (21,206)    (25,943)    (43,264)    (73,852)
  Contributions to external decommissioning trust..........     (7,387)     (3,639)    (13,715)     (7,306)    (27,287)    (14,950)
  Contributions to retiree benefit trusts..................          -      (1,250)    (16,000)     (1,250)    (18,500)     (7,917)
  Loan transactions with SPSP Trustee, net (Note 2)........          -       3,760           -       5,125      16,009      23,836
  Allowance for equity funds used during construction......      1,838       2,246       4,101       3,911       9,190       8,511
                                                               -------     -------     -------     -------     -------     -------
     Net Cash Used in Investing Activities.................    (66,992)    (80,753)   (174,761)   (168,931)   (389,448)   (360,217)
                                                               -------     -------     -------     -------     -------     -------
Financing Activities
  Proceeds from issuance of long-term debt.................    120,339           -     268,325     295,251     555,104     591,308
  Net decrease in pollution control bond escrow............          -       1,800           -       2,127           -       3,062
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)...................     65,900      30,900      (3,400)    (15,900)     41,700       9,500
  Retirement of long-term debt.............................   (172,616)   (204,209)   (268,239)   (287,060)   (771,555)   (619,700)
  Retirement of preferred stock............................          -           -           -           -           -     (95,950)
  Dividends paid on common stock (Note 2)..................    (64,186)    (65,902)   (128,172)   (131,804)   (259,117)   (258,786)
  Dividends paid on preferred stock........................     (2,403)     (2,402)     (4,814)     (4,804)     (9,484)    (13,730)
                                                               -------     -------     -------     -------     -------     -------
     Net Cash Used in Financing Activities.................    (52,966)   (239,813)   (136,300)   (142,190)   (443,352)   (384,296)
                                                               -------     -------     -------     -------     -------     -------
Net Increase (Decrease) in Cash and Cash Equivalents.......    (14,190)   (136,956)     (4,353)     21,823     (13,392)      8,574

Cash and Cash Equivalents at Beginning of the Period.......     33,444     169,602      23,607      10,823      32,646      24,072
                                                               -------     -------     -------     -------     -------     -------
Cash and Cash Equivalents at End of the Period............. $   19,254  $   32,646  $   19,254  $   32,646  $   19,254  $   32,646
                                                               =======     =======     =======     =======     =======     =======
Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest................... $   43,383  $   54,745  $   95,630  $  110,642  $  203,789  $  221,817
                                           income taxes....     50,675      30,540      52,725      30,252     135,996      85,622
- --------------------
See Supplemental Data and Notes to Financial Statements.

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